Exhibit 23.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Wegener Corporation
Duluth, Georgia

    We hereby consent to the incorporation by reference in the Registration Statements (File No. 33-45390, No. 33-42007, No. 33-62849, No. 333-08017, No.
333-27527,  No.  333-29887 and No.  333-29889) of our reports dated November 14,
1997 relating to the consolidated financial statements and schedule of Wegener Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended August 29, 1997.




Atlanta, Georgia                                            BDO Seidman, LLP
December 11, 1997